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                                                                    Exhibit 99.1


                          [KELLSTROM INDUSTRIES LOGO]


                              FOR IMMEDIATE RELEASE

     KELLSTROM INDUSTRIES, INC. EXECUTES ASSET SALE AGREEMENT WITH AN ENTITY CONTROLLED BY INVERNESS MANAGEMENT LLC, FILES FOR A VOLUNTARY CHAPTER 11
        AND SEEKS APPROVAL FOR THE SALE OF ITS ASSETS UNDER SECTION 363

Miramar, FL, February 20, 2002 - Kellstrom Industries, Inc. ("Kellstrom") today announced that it executed an Asset Sale Agreement (the "Agreement") with KIAC Inc., ("KIAC"), an entity controlled by Inverness Management LLC.

The Agreement calls for approximately a $50 million cash payment by KIAC, which will be funded with equity from Inverness Management LLC and a senior secured debt facility agented by GE Capital, and additional cash consideration in the amount of $46 million resulting from the sale of certain other inventory over a period of five years. The terms of the agreement call for KIAC, subject to court approval, to acquire the ongoing business of Kellstrom, as well as certain of its inventory and receivables. KIAC indicated its intention to retain substantially all of the employees of Kellstrom. In conjunction with signing the Agreement, Kellstrom announced that it filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

The Company's senior lenders have agreed to provide Kellstrom with a new $10 million credit facility ("DIP financing") to finance the Company's working capital needs during the sale approval process, which is expected to be completed in a few months.

Inverness Management LLC ("Inverness") is a privately held investment firm, based in Greenwich, Connecticut, which provides equity for acquisitions, recapitalizations and companies seeking additional capital. Inverness invests primarily in out of favor industries and has experience investing in the aviation services industry. Inverness manages a private equity fund with over $180 million of committed capital, provided primarily by large institutional investors.

James C. Comis, III, Managing Director of Inverness, stated, "We are confident that after consummation, Kellstrom's aviation inventory management business will emerge as one of the most strongly capitalized competitors in the industry. We believe that the sound financial footing of the Company will enable its customers and vendors to trade with us with confidence."

Yoav Stern, Chairman of the Board of Kellstrom stated, "We have secured DIP financing to ensure the smooth continuity of our operations. We expect that cash will be available to fund post-petition obligations to vendors, employees and others in the normal course of business. We expect the Agreement with KIAC and Inverness to enable the Company to complete the Chapter 11 process in the shortest period of time, while maximizing value for our constituencies, given present market conditions."

Zivi R. Nedivi, President and CEO added: "We cater to more than 1200 customers worldwide who have supported us during these difficult times. I expect no disruption of business for our customers and employees during the debtor-in-possession period. These events enable us to continue supplying commercial and defense inventory to accommodate our customer's needs. Our market position and competitive edge will be enhanced by new partners and enhanced financial strength."



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Kellstrom Industries, Inc. News Release                                   Page 2
February 20, 2002


KELLSTROM IS A LEADING AVIATION INVENTORY MANAGEMENT COMPANY. ITS PRINCIPAL BUSINESS IS THE PURCHASING, OVERHAULING (THROUGH SUBCONTRACTORS), RESELLING AND LEASING OF AIRCRAFT PARTS, AIRCRAFT ENGINES AND ENGINE PARTS. HEADQUARTERED IN MIRAMAR, FLORIDA, KELLSTROM SPECIALIZES IN PROVIDING: ENGINES AND ENGINE PARTS FOR LARGE TURBO FAN ENGINES MANUFACTURED BY CFM INTERNATIONAL, GENERAL ELECTRIC, PRATT & WHITNEY AND ROLLS ROYCE; AIRCRAFT PARTS AND TURBOJET ENGINES AND ENGINE PARTS FOR LARGE TRANSPORT AIRCRAFT AND HELICOPTERS; AND AIRCRAFT COMPONENTS INCLUDING FLIGHT DATA RECORDERS, ELECTRICAL AND MECHANICAL EQUIPMENT AND RADAR AND NAVIGATION EQUIPMENT.

STATEMENTS IN THIS RELEASE MAY BE FORWARD-LOOKING WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANY ASSUMPTIONS AND FACTORS, AND ARE SUBJECT TO MANY CONDITIONS, INCLUDING THE ABILITY OF THE COMPANY TO SUCCESSFULLY: OBTAIN BANKRUPTCY COURT APPROVAL OF THE DIP FINANCING; OPERATE PURSUANT TO THE TERMS OF THE DIP FINANCING; FUND ITS WORKING CAPITAL NEEDS THROUGH THE EXPIRATION OF THE DIP FINANCING AND THEREAFTER; OBTAIN BANKRUPTCY COURT APPROVAL OF THE AGREEMENT AND CONSUMMATE THE AGREEMENT IN A TIMELY MANNER; COMPLETE THE CHAPTER 11 PROCESS IN A TIMELY MANNER; FUND AND EXECUTE ITS BUSINESS PLAN; CONTINUE TO OPERATE IN THE ORDINARY COURSE AND MANAGE ITS RELATIONSHIPS WITH ITS CREDITORS, LENDERS, NOTE HOLDERS, VENDORS AND SUPPLIERS, EMPLOYEES AND CUSTOMERS GIVEN THE COMPANY'S FINANCIAL CONDITION; LIMIT THE AMOUNT OF TIME THE COMPANY'S MANAGEMENT AND OFFICERS DEVOTE TO RESTRUCTURING, IN ORDER TO ALSO ALLOW THEM TO RUN THE BUSINESS AND IMPLEMENT ITS BUSINESS STRATEGY AND RETAIN A NUMBER OF ITS KEY SENIOR MANAGERS AND OTHER EMPLOYEES TO IMPLEMENT THE COMPANY'S BUSINESS AND FINANCIAL STRATEGY; ESTABLISH COMPETITIVE PRICING FOR ITS PRODUCTS; SELL AND MARKET ITS PRODUCTS PARTICULARLY IN LIGHT OF THE REDUCED DEMAND FOR THE COMPANY'S PRODUCTS DUE TO THE DOWNTURN IN THE AIRFRAME AND ENGINE PARTS AFTER-MARKET, THE IMPACT OF THE SEPTEMBER 11, 2001 TERRORIST ACTS, AND THE CURRENT DIFFICULTIES FACING THE COMMERCIAL AVIATION INDUSTRY AND THE GENERAL ECONOMY. ALL FORWARD-LOOKING STATEMENTS ARE ESTIMATES BY THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT MAY BE BEYOND ITS CONTROL AND MAY CAUSE RESULTS TO DIFFER FROM MANAGEMENT'S CURRENT EXPECTATIONS. CERTAIN OF THESE RISKS ARE DESCRIBED ABOVE AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC), INCLUDING THE COMPANY'S ANNUAL AND QUARTERLY REPORTS. COPIES OF THE COMPANY'S SEC FILINGS ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN, WHICH SPEAKS ONLY AS OF THIS DATE.

CONTACT:

Kellstrom Industries, Inc.   or    INVESTOR RELATIONS COUNSEL
Oscar Torres, 954/538-2604         The Equity Group Inc. www.theequitygroup.com
www.kellstrom.com                  Linda Latman, 212/836-9609
                                   Bob Goldstein, 212/371-8660